EXHIBIT 10.91

NAMED EXECUTIVE OFFICER COMPENSATION

The following table sets forth the annual base salaries of the Named Executive Officers(1) of Franklin Resources, Inc. (the “Company”) as of November 21, 2006.

Name and Current Position	Base Salary
Gregory E. Johnson President and Chief Executive Officer	$780,132

Anne M. Tatlock Vice Chairman, Member-Office of the Chairman	$590,000

Vijay C. Advani Executive Vice President–Advisor Services	$525,000

William Y. Yun Executive Vice President–Institutional	$525,000

Kenneth A. Lewis Senior Vice President, Chief Financial Officer and Treasurer	$400,000

The Named Executive Officers are also eligible to:

Annual and Equity Incentive Plans.

(a)	Receive an annual cash incentive award pursuant to either the 2004 Key Executive Incentive Compensation Plan or the Company’s Amended and Restated Annual Incentive Compensation Plan.

(b)	Participate in the Company’s equity incentive program, which currently involves restricted stock awards (including those awards based on performance) and restricted stock unit awards (including those units based on performance) and may also involve awards of stock options, in each case pursuant to the Company’s 2002 Universal Stock Incentive Plan, as amended and restated.

Benefit Plans and Other Arrangements.

(a)	Participate in the Company’s broad-based benefit programs generally available to its salaried employees, including health, disability and life insurance programs, the Franklin Templeton Profit Sharing 401(k) Plan and the 1998 Employee Stock Investment Plan, as amended.

(b)	Receive certain perquisites offered by the Company, including financial counseling and tax return preparation, club memberships, use of condominiums owned by the Company and, in certain cases, use of the Company’s aircraft for personal use.

(1)	The Named Executive Officers include the Company’s President and Chief Executive Officer, Senior Vice President, Chief Financial Officer and Treasurer, and each of the three most highly compensated executive officers of the Company for the fiscal year ended September 30, 2006 who continue to serve the Company as of the date this Exhibit is filed with the Annual Report on Form 10-K to which this Exhibit is attached.